                                                                   EXHIBIT 10.26

                                                        Ref: REB/65561 0006 6/DP

                                    RULES OF
                          THE PEPTIDE THERAPEUTICS 1996
                          APPROVED SHARE OPTION SCHEME

      This is a copy of The Peptide Therapeutics 1996 Approved Share Option
          Scheme produced to the Annual General Meeting of the Company held on 21 June 1996 and initialled by the Chairman for
                       the purposes of identification only


                                 /s/ [Illegible]
                          -----------------------------
                                    Chairman

                                PINSENT - CURTIS

                                    CONTENTS


CLAUSE                                                                  PAGE

 1        INTERPRETATION                                                  1

 2        ELIGIBILITY                                                     4

 3        EXERCISE PRICE                                                  5

 4        GRANT OF OPTIONS                                                5

 5        RELATIONSHIP WITH CONTRACT OF EMPLOYMENT                        6

 6        NON-TRANSFERABILITY OF OPTIONS                                  7

 7        PERFORMANCE-RELATED CONDITIONS OF EXERCISE                      7

 8        EXERCISE OF OPTIONS                                             8

 9        MANNER OF EXERCISE OF OPTIONS                                  10

10        OVERALL LIMITS ON THE GRANTING 0F OPTIONS                      11

11        INDIVIDUAL LIMITS ON THE GRANTING OF OPTIONS                   12

12        DEMERGER, RECONSTRUCTION OR WINDING-UP                         13

13        TAKEOVER                                                       14

14        VARIATION OF SHARE CAPITAL                                     17

15        ALTERATION OF THIS SCHEME                                      17

16        SERVICE OF DOCUMENTS                                           18

17        MISCELLANEOUS                                                  19

OPTION CERTIFICATE

NOTICE OF EXERCISE OF OPTION

APPENDIX

                         PEPTIPE THERAPEUTICS GROUP plc

                                    RULES OF
           THE PEPTIDE THERAPEUTICS 1996 APPROVED SHARE OPTION SCHEME

1     INTERPRETATION

1.1 In this Scheme (unless the context otherwise requires) the following words and phrases have the meanings given below:

      "an Announcement Date"            means a date of notification to the
                                        London Stock Exchange of the annual or
                                        half yearly results of the Company;

      "the Approval Date"               means the date on which the Company
                                        receives notice that this Scheme has
                                        been approved by the Inland Revenue
                                        pursuant to Schedule 9;

      "Associated Company"              means any company which, in relation to
                                        the Company, is an associated company as that term is defined by section 416 of the Taxes Act;

      "the Auditors"                    means the auditors of the Company for
                                        the time being;

      "the Board"                       means the board or directors of the
                                        Company;

      "Close Company"                   has the same meaning as in Chapter I of
                                        Part XI of the Taxes Act SAVE THAT in
                                        determining whether a company is a close company for the purposes of this Scheme, sections 414(1)(a) and 415 of that Act shall be disregarded;

      "the Committee"                   means the Remuneration Committee of the
                                        board of directors of the Company or
                                        such other committee comprising a
                                        majority of non-executive directors of
                                        the company to whom the Board delegate
                                        responsibility for the operation of this Scheme;

      "the Company"                     means Peptide Therapeutics Group plc
                                        (registered no 2863682);

      "control"                         has the meaning given in section 840 of
                                        the Taxes Act:

      "the Date of Grant"               in relation to any Option, means the
                                        date on which that Option is granted in
                                        accordance with rule 4;

      "Dealing Day"                     means a day on which the London Stock
                                        Exchange is open for business;

      "other Employees' Share Scheme"   means:-

                                        (a)   the Peptide Therapeutics 1995
                                              Savings-Related Share Option
                                              Scheme established by the
                                              Company on 3 November 1995;

                                        (b)   the Peptide Therapeutics 1995
                                              Unapproved Share Option Scheme
                                              established by the Company on
                                              3 November 1995; and

                                        (c)   any employees' share scheme
                                              (except this Scheme)
                                              established by the Company
                                              under which shares have been
                                              or may be issued by the
                                              Company;

      "Executive"                       subject to rule 8.8, means any employee
                                        of any member of the Group and any
                                        director of any member of the Group who
                                        is required to devote substantially the
                                        whole of his time to his duties under
                                        his contract of employment and in any
                                        event not for less than 25 hours per
                                        week (excluding meal breaks)
                                        disregarding normal holiday entitlement;

      "the Exercise Price"              means the price per Share payable upon
                                        the exercise of an Option (as determined in accordance with rule 3);

      "the Group"                       means the Company and each and every
                                        company which is for the time being a
                                        Subsidiary;

      "the London Stock Exchange"       means the London Stock Exchange Limited;

      "Market Value"                    in relation to any Share in respect of
                                        which an Option is to be, or has been,
                                        granted means:-

                                        (a)   the market value of such Share
                                              as on the day immediately
                                              preceding the Date of Grant as
                                              determined in accordance with
                                              Part VIII of the Taxation of
                                              Chargeable Gains Act 1992 and
                                              as agreed in advance between
                                              the Company and the Shares
                                              Valuation Division of the
                                              Inland Revenue; or

                                        (b)   if at the relevant Date of
                                              Grant Shares have been or were
                                              admitted to the Official List,
                                              the average of the middle
                                              market quotations of a Share
                                              as derived from the Official
                                              List for the period of three
                                              consecutive Dealing Days last
                                              preceding such Date of Grant;

      "Material Interest"               has the meaning given in section 187(3)
                                        of the Taxes Act;

      "Model Code"                      means the code adopted by the Company
                                        which contains provisions similar in
                                        purpose and effect to the provisions of
                                        the Model Code for Securities
                                        Transactions by Directors of Listed
                                        Companies issued by the London Stock
                                        Exchange from time to time;

      "Official List"                   means the Daily Official List of the
                                        London Stock Exchange;

      "Option" means a right to acquire Shares granted in accordance with and subject to the rules of this Scheme;

      "Optionholder"                    means a person who has been granted an
                                        Option or, if that person has died where the context so requires, the personal representatives of such a person;

      "Ordinary Share Capital"          means the issued share capital of the
                                        Company other than fixed-rate preference shares;

      "Personal Representatives"        means in relation to an Optionholder the
                                        legal
                                        personal representatives of the
                                        Optionholder (being either the executors of his will to whom a valid grant of probate has been made or, if he died intestate, the duly appointed administrator(s) of his estate) who have produced to the Committee evidence of their appointment as such;

      "Schedule 9"                      means Schedule 9 to the Taxes Act;

      "this Scheme"                     means The Peptide Therapeutics 1996
                                        Approved Share Option Scheme as set out
                                        in these rules and amended from time to
                                        time;

      "Shares" means fully-paid ordinary shares in the capital of the Company which satisfy the requirements of paragraphs 10-14 (inclusive) of Schedule 9;

      "Subscription Options"            means rights to subscribe for Shares
                                        granted in accordance with and subject
                                        to the rules of this Scheme;

      "Subsidiary"                      means any company which is for the time
                                        being both a subsidiary (as defined in
                                        section 736 of the Companies Act 1985)
                                        of the Company and under the control of
                                        the Company;

      "the Taxes Act"                   means the Income and Corporation Taxes
                                        Act 1988.

1.2 Words and expressions not defined in this rule 1 have the same meanings as in section 185 of the Taxes Act and Schedule 9.

1.3 Any reference to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.4   Words denoting the masculine gender shall include the feminine.

1.5   Words denoting the singular shall include the plural and vice versa.

1.6   References to rules are to the rules of this Scheme.

2     ELIGIBILITY

2.1 Subject to the following provisions of this rule 2, the Board shall have an absolute discretion as to the selection of persons whom Options may be granted.

2.2   Options shall not be granted to, nor exercised by, any person:

      2.2.1 unless (subject to rules 2.3, 8.3, 8.4, 8.5 and 12.1) he is an Executive;

      2.2.2 at any time when he has, or has within the preceding 12 months had, a Material Interest in a Close Company being either the Company or a company which has control of the Company or is a member of a consortium which owns the Company;

      2.2.3 if such grant or exercise would contravene the Model Code.

2.3 Options shall not be granted to any person within the period of 2 years ending with the date on which that person is bound to retire in accordance with the terms of his contract of employment.

2.4 No Option shall be granted to a director of the Company unless such grant has been approved in advance by the Committee.

3     EXERCISE PRICE

3.1 Subject to rule 3.2 and any adjustment being made pursuant to rule 14, the Exercise Price shall be determined by the Board but shall not be less than Market Value.

3.2 The Exercise Price in respect of a Subscription Option shall not in any event be less than the nominal value of a Share.

4     GRANT OF OPTIONS

4.1 The Board shall have the power, exercisable on behalf of the Company in accordance with the rules of this Scheme, to grant rights to subscribe for Shares.

4.2   An Option may be granted:-

      4.2.1 during the period of 42 days beginning with the date shareholders approve this Scheme;

      4.2.2 during a period of 42 days beginning with the day following an Announcement Date;

      4.2.3 within a period of 14 days immediately after the person to whom it is granted first becomes an Executive.

4.3 In the event of the Company being restricted by statute, order or regulation (including any regulation, order or requirement imposed on the Company by the London Stock Exchange or any other regulatory authority) from granting an Option within any period as mentioned in rule 4.2, the Board may grant an Option at any time during the period of 42 days beginning with the date on which such restriction is removed.

4.4 No Option may be granted after the tenth anniversary of the date on which shareholders of the Company approve the establishment of this Scheme.

4.5 An Option shall be granted by the grantor executing a deed and issuing to the Optionholder an option certificate which contains an undertaking by the Optionholder (duly executed as a deed) to be bound by the rules of this Scheme and which specifies:

      4.5.1 the Date of Grant;

      4.5.2 the number of Shares in respect of which the Option is granted;

      4.5.3 the Exercise Price;

      4.5.4 the last date on which the Option may be exercised by reason of rule 8.1;

      4.5.5 that the exercise of the Option is subject to such performance-related condition (if any) as has been imposed (with the consent of the grantor where appropriate) pursuant to rule 7;

      4.5.6 the grantor

      and is otherwise in such form as the Board may from time to time determine.

4.6 The Optionholder shall be entitled to renounce, surrender or cancel, or agree to the cancellation of, an Option within the period of 30 days immediately following the Date of Grant and if an Option is so renounced, surrendered or cancelled it shall be deemed for the purposes of rules 10 and 11 as never having been granted.

5     RELATIONSHIP WITH CONTRACT OF EMPLOYMENT

5.1 The grant of an Option does not form part of the Optionholder's entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between any person and the Company or any past or present Subsidiary or Associated Company give such person any right or entitlement to have an Option granted to him in respect of any number of Shares or any expectation that an Option might be granted to him whether subject to any conditions or at all.

5.2 The rights and obligations or an Optionholder under the terms of his contract of employment with the Company or any past or present Subsidiary or Associated Company shall not be affected by the grant or an Option.

5.3 The rights granted to an Optionholder upon the grant of an Option shall not afford the Optionholder any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with the Company or any past or present Subsidiary or Associated Company for any reason whatsoever.

5.4 An Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option in consequence or the loss or termination of his office or employment with the Company or any past or present Subsidiary or Associated Company for any reason whatsoever.

6     NON-TRANSFERABILITY OF OPTIONS

6.1 During his lifetime only the individual to whom an Option is granted may exercise that Option.

6.2.  An Option shall immediately cease to be exercisable if:

      6.2.1 it is transferred or assigned (other than to his personal representatives upon the death of the Optionholder), mortgaged, charged or otherwise disposed of by the Optionholder; or

      6.2.2 the Optionholder is adjudicated bankrupt or a bankruptcy order is made against the Optionholder pursuant to Chapter I of Part IX of the Insolvency Act 1986;

      6.2.3 the Optionholder is otherwise deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law or by doing or omitting to do anything which causes him to be so deprived.

7     PERFORMANCE-RELATED CONDITIONS OF EXERCISE

7.1 The exercise of an Option may by its terms be made conditional upon the performance of the Company and, if the Board so determines, upon the performance of a Subsidiary and/or the Optionholder over such period and measured against such objective criteria as may be determined by the Board or such other objective conditions as may be determined by the Board SAVE THAT, in the case of an Option to be granted to a director of the Company, the Committee shall determine the conditions of exercise. Any such determination may include provision for the Option to become wholly or partly unconditional during any part or parts of such period from time to time, and the Board shall notify to each Optionholder in writing the terms of any such condition applicable to his Option and shall subsequently notify the Optionholder in writing as to when the exercise of such Option has become unconditional PROVIDED THAT, subject to rule 7.2, the question of whether an Option can or cannot be exercised on any occasion shall not be determined or determinable at the discretion of any person.

7.2 After an Option has been granted the Committee may, in appropriate circumstances, amend any condition on the exercise of that Option imposed pursuant to rule 7.1 PROVIDED THAT no such amendment shall be made:

      7.2.1 unless the Inland Revenue confirm that the approved status of this Scheme is not affected by such amendment; and

      7.2.2 unless an event has occurred or events have occurred in consequence of which the Committee considers that the terms of the existing performance-related condition(s) imposed on the exercise of the Option should be so varied for the purpose of ensuring that either the objective criteria against which the performance of the Company and/or the Subsidiary and/or the Optionholder will then be measured or other objective conditions will be a fairer measure of such performance or that any amended performance target will afford a more effective incentive to Optionholders and will be no more difficult to satisfy than were the original conditions when first set.

8     EXERCISE OF OPTIONS

8.1 An Option shall lapse and cease to be exercisable upon the tenth anniversary of the Date of Grant.

8.2 Save as provided in rules 8.3, 8.4, 8.5, 12 and 13, an Option may not be exercised earlier than the third anniversary of the Date of Grant or such later time as the Board may specify at the time of grant.

8.3 Subject to rule 8.1 if an Optionholder dies then an Option granted to him which, at the time of his death had neither been exercised in full nor had ceased to be exercisable, may be exercised by his Personal Representatives within the period of 12 months beginning with the date of his death notwithstanding that any performance-related condition subject to which such Option is then exercisable is not then satisfied and if not then exercised shall lapse and cease to be exercisable at the end of that period.

8.4   If an Optionholder ceases to be an Executive by reason of:

      8.4.1 injury or disability (evidenced to the satisfaction of the Board);
            or

      8.4.2 dismissal by reason of redundancy (within the meaning of the Employment Protection (Consolidation) Act 1978); or

      8.4.3 retirement on or after reaching age 65 or such other age at which he is bound to retire in accordance with the terms of his contract of employment; or

      8.4.4 the company with which he holds office or employment by virtue of which he is eligible to participate in this Scheme ceasing to be an Associated Company or a member of the Group; or

      8.4.5 the fact that the office or employment by virtue of which he is eligible to participate in this Scheme relates to a business or part of a business which is transferred to a company which is neither an Associated Company nor a member of the Group then, subject to rules 8.1 and 8.3, an Option granted to him may only be exercised within 6 months beginning with the date of which the Optionholder ceases to be an Executive notwithstanding that any performance-related condition subject to which such Option is then exercisable is not then satisfied and, if not then exercised, shall lapse and cease to be exercisable at the end of that period.

8.5 If an Optionholder ceases to be an Executive for any reason other than as mentioned in rules 8.3, 8.4, 12 or 13 then, subject to rule 8.3, an Option granted to him may be exercised within the period of six months beginning with the date of such cessation (or such shorter period as the Board may determine) notwithstanding that any performance-related condition of exercise subject to which such Option is then exercisable is not then satisfied but only with the approval of the Board and if not then exercised the Option shall lapse and cease to be exercisable at the end of that period SAVE THAT if no such approval is given by the Board to the Optionholder within the period of 3 months beginning with the date on which such Optionholder ceased to be an Executive then such Option shall lapse and cease to be exercisable at the end of that period.

8.6 In deciding whether and when to exercise an Option an Optionholder shall have regard to the Model Code.

8.7   For the purposes of this rule 8:-

      8.7.1 an Optionholder shall not be treated as having ceased to be an Executive unless and until he no longer holds office or employment with any member of the Group or with any Associated Company; and

      8.7.2 in the event that the Optionholder ceases to be an Executive other than by reason of gross misconduct, dishonesty, drug addiction, misconduct, bringing any company within the Group into disrepute or other circumstances warranting summary dismissal under the terms of his contract of employment and in circumstances where due notice of termination of employment has not been given by the Company, his date of cessation shall for the purposes of this Scheme be taken to be the date on which such notice period would have terminated had such notice been given.

8.8 A female Executive whose employment has been terminated in circumstances such that, pursuant to Part III of the Employment Protection (Consolidation) Act 1978 she has a right to return to work, shall be deemed for the purposes of this rule 8 as not having ceased to be employed within the Group or with any Associated Company until such time as she is no longer capable, pursuant to Part III, of exercising a right to return to work and shall be deemed not to have ceased to be so employed if she exercises that right.

9     MANNER OF EXERCISE OF OPTIONS

9.1 An Option shall be exercised only by the Optionholder serving a written notice upon the Company (acting as agent for the grantor) which:

      9.1.1 specifies the number of Shares in respect of which that Option is exercised which in any event shall not:

            (i) exceed the number of Shares in respect of which that Option subsists and which have not been specified for this purpose in a prior notice served by the Optionholder in accordance with this rule 9; nor

            (ii) be less than 25% of the Shares over which the Option is then held or, if less, 1,000 Shares or, if the number of Shares in respect of which the Option subsists is smaller than 1,000 Shares, the whole of that number; and

      9.1.2 is accompanied by payment of an amount equal to the product of the number of Shares specified in the notice and the Exercise Price; and

      9.1.3 unless the Board otherwise permits, is accompanied by the option certificate in respect of that Option and is otherwise in such form as the Board may from time to time determine.

9.2 Within the period of 30 days beginning with the date on which the Company receives a notice of exercise which complies with rule 9.1, the Company shall allot to the Optionholder (or otherwise procure the transfer to the Optionholder of) the Shares specified in the notice.

9.3 Subject to rule 9.4, as soon as reasonably practicable after allotting (or procuring the transfer of) any Shares pursuant to rule 9.2, the Board on behalf of the Company or other grantor shall procure:

      9.3.1 the issue to the Optionholder of a definitive share certificate or such acknowledgement of shareholding as is prescribed from time to time in respect of the Shares so allocated or transferred; and

      9.3.2 if on that date shares in the Company are listed on the Official List, that such Shares are admitted to the Official List; and

      9.3.3 if the Option remains partially unexercised, that either the option certificate issued to the Optionholder pursuant to rule 4.5 is amended so as to indicate the number of Shares in respect of which the Option subsists, or issue to the Optionholder a new option certificate which shall contain all the information which would have been contained in such an amended Option certificate.

9.4 The Board may, if the Optionholder so requests, issue (or procure the transfer of) some or all of such Shares to a nominee of the Optionholder provided that beneficial ownership of such Shares shall be vested in the Optionholder.

9.5 The allotment or transfer of any Shares under this Scheme shall be subject to the Memorandum and Articles of Association of the Company and to any necessary consents of any governmental or other authorities (whether in the United Kingdom or otherwise) under any enactments or regulations from time to time in force and it shall be the responsibility of the Optionholder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity of such consent.

9.6 All Shares allotted or transferred under this Scheme shall rank equally in all respects with the Shares for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of such allotment or transfer.

10    OVERALL LIMITS ON THE GRANTING OF OPTIONS

10.1 The number or Shares in respect of which Subscription Options may be granted on any day in a given year, when added to:

      10.1.1 the number of Shares in respect of which Subscription Options have previously been granted (and, if not exercised, have not then ceased to be exercisable); and

      10.1.2 the number of Shares in respect of which any rights to subscribe for Shares have previously been granted (and have been neither exercised nor ceased to be exercisable) under any other Employees' Share Scheme in that year and the nine preceding years shall not exceed 10 percent of the Ordinary Share Capital on that day.

10.2 For the purposes of this rule 10, Shares issued or in respect of which rights to subscribe have been granted pursuant to this Scheme or any other Employee's Share Scheme before the date on which shares in the Company were first admitted to the Official List shall be left out of account.

11.   INDIVIDUAL LIMITS ON THE GRANTING OF OPTIONS

11.1 No Option shall be granted to an Executive if or insofar as it would cause the aggregate market value of Shares in respect of which rights to acquire Shares are then held by that Executive under this Scheme or any other share option scheme (not being a savings-related share option scheme) to exceed or further exceed four times the amount of the emoluments (excluding benefits-in-kind) expressed as an annual rate then payable to such Executive by the Company or any Subsidiary.

11.2 The number of Shares in respect of which an Option is granted to an Executive shall be limited, and the Option shall take effect, so that the aggregate market value of Shares which may be acquired upon the exercise of that Option, when added to:

      11.2.1 the aggregate market value of Shares in respect of which Options have previously been granted (and have not then been exercised nor ceased to be exercisable); and

      11.2.2 the aggregate market value of Shares in respect of which rights to acquire such Shares have been obtained by that Executive under any other share Option scheme approved under Schedule 9 (not being a savings-related share option scheme) which has been established by the Company or by any Associated Company (and have not then been exercised nor ceased to be exercisable)

      shall not exceed or further exceed L30,000.

11.3  For the purposes of this rule 11:

      11.3.1 the market value of a Share in respect of which an Option has been or is to be granted shall be taken as the Exercise Price payable upon the exercise of such Option or, if less, the minimum price per Share which could have been determined pursuant to rule 3 to be the Exercise Price in relation to that Option; and

      11.3.2 the market value of Shares in respect of which other rights to acquire Shares have been granted shall have the same meaning as in Part VIII of the Taxation of Chargeable Gains Act 1992 and shall be calculated as at the time such other rights were granted.

11.4 Any Option renounced, surrendered or cancelled in respect of any number of shares otherwise than within the period of 30 days mentioned in rule 4.6 shall be treated for the purposes of rule 11.1 as if it were still capable of being exercised in respect of such number of Shares.

11.5 For the purposes of rule 11.2, there shall be left out of account any Shares in respect of which Options have been granted on or after 17 July 1995 in which, on the assumption that the L30,000 limitation imposed by rule 11.2 had effect at all times on or after 17 July 1995, would (by virtue of Section 115 Finance Act 1996) be treated as being rights obtained otherwise then in accordance with the provisions of an approved share option scheme, within the meaning of Section 185 of the Taxes Act, other than a savings related share option scheme.

11.6 For the purposes of rule 11.1, shares issued or in respect of which rights to subscribe have been granted pursuant to this Scheme or any Employees' Share Scheme (including the Peptide Therapeutics Group plc 1994 Unapproved Share Option Scheme) before the date on which shares in the Company were first admitted to the Official List shall be left out of account.

12    DEMERGER, RECONSTRUCTION OR WINDING-UP

12.1 Subject to rule 8.1 in the event that notice is given to shareholders of the Company of a proposed demerger of the Company or of any Subsidiary the Board may give notice to Optionholders that Options may then be exercised (notwithstanding that any performance-related condition subject to which any Option is then exercisable is not then satisfied) within such period (not exceeding 30 days) as the Board may specify in such notice to Optionholders SAVE THAT no such notice to Optionholders shall be given unless the Auditors have confirmed in writing to the Board that (disregarding any performance-related condition subject to which any Option is then exercisable) the interests of Optionholders would or might be substantially prejudiced if before the proposed demerger has effect Optionholders could not exercise their Options and be registered as the holders of the Shares thereupon acquired.

12.2 Subject to rules 8.1 and 8.3, if a court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation pursuant to section 425 of the Companies Act 1985 the Optionholder shall be entitled to exercise his Option (notwithstanding that any performance-related condition to which the exercise of the Option is then subject is not then satisfied) during the period of 6 months commencing on the date on which the court sanctions the compromise or arrangement, and if not then exercised shall lapse and cease to be exercisable at the end of that period.

12.3 In the event of notice being given to holders of Shares of a resolution for the voluntary winding-up of the Company, an Option may, subject to rules 8.1 and 8.2, be exercised (notwithstanding that any performance-related condition to which the exercise of the Option is then subject is not then satisfied) at any time before the commencement of the winding-up and if not then exercised shall lapse and cease to be exercisable at the end of that period.

12.4 All Options shall immediately lapse and cease to be exercisable upon the commencement of a winding-up of the Company.

13    TAKEOVER

13.1  Subject to rule 8.1, if as a result of either:

      13.1.1 a general offer to acquire the whole of the Ordinary Share Capital which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

      13.1.2 a general offer to acquire all the shares in the Company of the same class as the Shares the Company shall come under the control of another person or persons, the Optionholder shall, notwithstanding that any performance-related condition to which the exercise of the Option is then subject is not then satisfied, be entitled to exercise his Option within the period of 6 months of the date when the person making the offer has obtained control of the Company and any condition subject to which the offer is made has been satisfied and to the extent that the Option is not then exercised it shall upon the expiration of that period cease to be exercisable and shall only remain in existence for the purpose of forming the subject of an offer (if any) made pursuant to rule 13.4 and shall lapse upon the expiry of the "appropriate period" as defined in rule 13.5 if such offer is made but is not accepted by the Optionholder.

13.2 Subject to rule 8.1, if at any time any person becomes entitled or bound to acquire shares in the Company under sections 428 to 430F (inclusive) of the Companies Act 1985 the Optionholder shall, notwithstanding that any performance-related condition to which the exercise of the Option is then subject is not then satisfied, be entitled to exercise his Option at any time when that person remains so entitled or bound and to the extent that the Option is not then exercised it shall upon the expiration of that period cease to be exercisable and shall only remain in existence for the purpose of forming the subject of an offer (if any) made pursuant to rule
      13.4 and shall lapse upon the expiry of the "appropriate period" as defined in rule 13.5 if such offer is made but is not accepted by the Optionholder.

13.3 For the purposes of this rule 13 a person shall be deemed to have control of a company if he and others acting in concert with him have together obtained control of it.

13.4  If any company (in this rule referred to as "the acquiring company"):

      13.4.1 obtains control of the Company as mentioned in rule 13.1; or

      13.4.2 obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985; or

      13.4.3 becomes bound or entitled to acquire shares under sections 428 to 430F (inclusive) of the Companies Act 1985 an Optionholder may, at any time within the appropriate period as defined in rule 13.5, by agreement with the acquiring company and notwithstanding that any performance-related condition subject to which an Option is then exercisable is not then satisfied, release his rights under his Option in consideration of the grant to him of rights to acquire shares in the acquiring company or any other company falling within sub-paragraphs (b) or (c) of paragraph 10 of Schedule 9 PROVIDED THAT:

      (i) such rights will be exercisable only in accordance with the provisions of this Scheme as it had effect immediately before the release of the rights referred to above (read and construed as mentioned in rule 13.6); and

      (ii) the shares to which the new rights relate satisfy the provisions of paragraphs 10 to 14 of Schedule 9; and

      (iii) the total market value, immediately before such release, of the Shares in respect of which the Option then subsists is equal to the total market value, immediately after such grant, of the shares in respect of which the new rights are granted to the Optionholder; and

      (iv) the total amount payable by the Optionholder for the acquisition of shares upon exercise of the new rights is equal to the total amount that would have been payable for the acquisition of Shares upon exercise of the Option.

l3.5  In rule 13.4 "the appropriate period" means:

      13.5.1 in a case falling within rule 13.4.1, the period of six months beginning with the time when the person making the offer has obtained control of the Company and any condition or conditions subject to which the offer is made has or have been satisfied or waived;

      13.5.2 in a case falling within rule 13.4.2, the period of six months beginning with the time when the court sanctions the compromise or arrangement; and

      13.5.3 in a case falling within rule 13.4.3, the period during which the acquiring company remains bound or entitled as mentioned in that paragraph.

13.6 For the purposes mentioned in rule 13.4.3 (i) the provisions of this Scheme shall be read and construed as if:

      13.6.1 references to "the Company" in rules 5, 7, 8, 9, 11, 12, 13, 14, 16 and 17 were references to the company in respect of whose shares the new rights are granted;

      13.6.2 references to "Shares" in rules 5, 9, 11, 12, 13, 14 and 17 were references to such shares;

      13.6.3 references to "Option" in rules 5, 6, 8, 9, 11, 12, 13, 14 and 17 were references to such rights;

      13.6.4 references to "Optionholder" in rules 5, 6, 7, 8, 9, 12, 13 14, 15, 16 and 17 were references to the persons to whom such rights are granted;

      13.6.5 references to "Ordinary Share Capital" in rules 13 and 14 were references in the ordinary share capital (other than fixed rate preference shares) of such company;

      13.6.6 references to "the Exercise Price" in rules 9, 11 and 14 were references to the price per share payable upon the exercise of such new rights;

      13.6.7 references to "the Board" in rules 14, 15, 16 and 17 were references to the board of directors or the acquiring company.

13.7  Rights granted pursuant to rule 13.4 shall be regarded for the purposes of section 185 to the Taxes Act and Schedule 9 and for the purposes of the subsequent application of the provisions of this Scheme as having been granted on the Date of Grant of the corresponding rights as mentioned in rule 13.4.

14    VARIATION OF SHARE CAPITAL

14.1 In the event of any alteration of the Ordinary Share Capital by way of capitalisation or rights issue, sub-division, consolidation or reduction or any other variation in the share capital of the Company the Board may make such adjustment as it considers appropriate:

      14.1.1 to the aggregate number or amount of Shares subject to any Option; and/or

      14.1.2 to the Exercise Price payable for each Share under any such Option; and/or

      14.1.3 where an Option to subscribe for Shares has been exercised but no Shares have been allotted in accordance with rule 9.2, to the number of Shares which may be so allotted and the Exercise Price payable for each such Share

      PROVIDED THAT:

      (i) no such adjustment is made unless the Board of the Inland Revenue have approved the adjustment; and

      (ii) except in the case of a capitalisation issue, any such adjustment is confirmed in writing by the Auditors to be in their opinion fair and reasonable; and

      (iii) the Exercise Price in relation to the Shares in respect of which any Subscription Option has been granted is not reduced below the nominal value of those shares; and

      (iv) the number of Shares as so adjusted has been rounded down to the nearest whole number and the Exercise Price has been rounded up to the nearest whole penny.

14.2 As soon as reasonably practicable after making any adjustment pursuant to rule 14.1, the Board shall give notice in writing thereof to every Optionholder affected thereby and shall, at the written request of any such Optionholder and upon the surrender of any option certificates which he holds, deliver to him a revised option certificate in respect of his Option.

15    ALTERATION OF THIS SCHEME

15.1 Prior to the Approval Date, the Board may make any alteration or addition to this Scheme as may be necessary to ensure that this Scheme complies with the conditions for approval of this Scheme by the Board of Inland Revenue as set out in Schedule 9 and/or the comments of the London Stock Exchange PROVIDED THAT any such alteration or addition is not materially disadvantageous to the shareholders of the Company.

15.2 At any time after the Approval Date, the Board may from time to time alter or add to any of the provisions of this Scheme PROVIDED THAT no such alteration or addition shall take effect:-

      15.2.1 to the advantage of existing or future Optionholders without the prior approval by ordinary resolution of the shareholders (except for minor amendments which are necessary or appropriate to benefit the administration of this Scheme, to take account of any change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for existing or future Optionholders or for the Company or any other member of the Group);

      15.2.2 where such alteration or addition requires approval to maintain the approved status of the Scheme under Schedule 9, until the Inland Revenue have confirmed their approval in writing.

15.3 As soon as reasonably practicable after making any alteration or addition under this rule 15 the Board shall give notice in writing thereafter to every Optionholder (if any) affected thereby.

16    SERVICE OF DOCUMENTS

16.1 Except as otherwise provided in this Scheme, any notice or document to be given by, or on behalf of, the Board, the Company, the Committee or any grantor to any person in accordance or in connection with this Scheme shall be duly given:

      16.1.1 if he is an Executive or holds office or employment with any Associated Company, by delivering it to him at his place of work; or

      16.1.2 if he is an Executive or holds office or employment with any Associated Company, by sending a facsimile transmission or any other electronic communication to a current facsimile or electronic communication number addressed to him at his place of work or his address last known to the Company and if so sent it shall be deemed to have been duly given at the time of transmission;

      16.1.3 if it is posted in a pre-paid envelope to his address last known to the Company and if so sent it shall be deemed to have been given on the date of posting.

16.2 Any notice or document so sent to an Executive and/or Optionholder shall be deemed to have been duly given notwithstanding that such Executive and/or Optionholder is then deceased (and whether or not the Company has notice of his death) except where his Personal Representatives have established their title to the satisfaction of the Company and supplied to the Company an address to which documents are to be sent.

16.3 Any notice in writing or document to be submitted or given to the Board, the Company, the Committee or any grantor in accordance or in connection with this Scheme may be delivered, sent by post, telex, or facsimile transmission but shall not in any event be duly given unless it is actually received by the secretary of the Company or such other individual as may from time to time be nominated by the grantor or the Board (as appropriate) for the purposes of this Scheme and whose name and address is notified to Executives and/or Optionholders.

17    MISCELLANEOUS

17.1 The Company shall at all times keep available sufficient authorised but unissued Shares to satisfy the exercise in full of all the Subscription Options for the time being remaining capable of being exercised under this Scheme.

17.2 No Option to purchase existing Shares shall be granted by any person unless that person beneficially owns such number of Shares at the Date of Grant.

17.3 The Board may from time to time make and vary such rules and regulations not inconsistent herewith and establish such procedures for the administration and implementation of this Scheme as it thinks fit and in the event oF any dispute or disagreement as to the interpretation of this Scheme or of any such rules, regulations or procedures or as to any question or right arising from or related to this Scheme, the decision of the Committee shall (except as regards any matter required to be determined by the Auditors hereunder) be final and binding upon all persons.

17.4 In any matter in which they are required to act hereunder, the Auditors shall be deemed to be acting as experts and not as arbitrators and the Arbitration Acts 1950-1979 shall not apply hereto.

17.5 The costs of the administration and implementation of this Scheme shall be borne by the Company.

17.6 The Company shall not be obliged to provide Optionholders with copies of any notices, circulars or other documents sent to holders of Shares.

                       ----------------------------------

                         PEPTIDE THERAPEUTICS GROUP plc

                          THE PEPTIDE THERAPEUTICS 1996
                          APPROVED SHARE OPTION SCHEME

                               OPTION CERTIFICATE

Name of Optionholder:
                         -------------------------------------------------------
Address of Optionholder:
                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------

Date of Grant:
                         -------------------------------------------------------
Number of Shares:
                         -------------------------------------------------------
Exercise Price:
                         -------------------------------------------------------
Grantor:
                         -------------------------------------------------------

[PEPTIDE THERAPEUTICS GROUP plc] [_____________]* HEREBY GRANTS to the Optionholder named above an Option to [subscribe for/acquire]* the above number of Shares in the Company at the above Exercise Price.

The Option is exercisable subject to and in accordance with the rules of The Peptide Therapeutics Group plc 1996 Approved Share Option Scheme as they are amended from time to time. It may not normally be exercised before the third anniversary of the Date of Grant.**

Exercise of the Option is also subject to the performance-related condition(s) of exercise set out in the Appendix to this Option Certificate.

In accordance with rule 8 the Option many not in any event be exercised later than the tenth anniversary of the Date of Grant shown above.

The Option is not transferable but may be exercised by your Personal Representatives in the event of your death.


Executed as a deed by PEPTIDE      )
THERAPEUTICS GROUP PLC             )    --------------------------------
[__________]* acting by:-          )    DIRECTOR

DATE:
      -----------------------           --------------------------------
                                        SECRETARY/DIRECTOR

*     INSERT NAME OF GRANTOR/DELETE AS APPROPRIATE.

** SUBSTITUTE RELEVANT PERIOD IN THE EVENT THE BOARD DETERMINE AN INCREASED PERIOD PURSUANT TO RULE 8.2.

I HEREBY AGREE to accept the grant of this Option and agree and undertake to be bound by the terms and conditions set out in the rules of The Peptide Therapeutics 1996 Approved Share Option Scheme and the performance-related condition(s) of exercise set out in the Appendix to this Option Certificate.

SIGNED (but not delivered until the date    )
hereof) as a deed by ___________________    )
_____________ in the presence of:           )     ------------------------------
                                             (OPTIONHOLDER SIGNATURE)

Witness signature:
                         --------------------------------
Witness name (PRINT):
                         --------------------------------
Address:
                         --------------------------------

                         --------------------------------
Occupation:
                         --------------------------------

Date
    --------------------------------

          [Notice of Exercise to be attached to the Option Certificate]

           THE PEPTIDE THERAPEUTICS 1996 APPROVED SHARE OPTION SCHEME

                          NOTICE OF EXERCISE OF OPTION

To: Company Secretary, The Peptide Therapeutics Group plc (PRINT REGISTERED OFFICE ADDRESS)

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

I hereby exercise the Option referred to overleaf in respect of all/_______* of the shares over which the Option subsists, and request the allotment or transfer to me of those shares in accordance with the Rules of the Scheme and the Memorandum and Articles of Association of the Company.

I enclose a cheque made payable to The Peptide Therapeutics Group plc/_______** in the sum of L_______ being the aggregate Exercise Price of such shares.


Name (BLOCK LETTERS)                    Address

---------------------------------       -------------------------------------
Signature
         ------------------------       -------------------------------------
Date
     ----------------------------       -------------------------------------

*     INSERT NUMBER/DELETE AS APPROPRIATE
**    INSERT NAME OF GRANTOR/DELETE AS APPROPRIATE

NOTES:-

1. This Notice of Exercise must be accompanied by payment of the Exercise Price for the shares in respect of which the Option is exercised.

2. The Option may not be exercised in respect of less than 25% of the shares over which the Option is then held or, if less, 1,000 shares or (if less) all of the shares over which the Option subsists.

3. Where the Option is exercised by Personal Representatives, an office copy of the Probate or Letters of Administration should accompany the form.

4.    The Scheme has been approved by the Inland Revenue in accordance with section 185 and Schedule 9 of the Income and Corporation Taxes Act 1988. There is no charge to income tax on the receipt of a right to acquire shares under such a scheme. Under current tax rules no charge to tax will arise on the exercise of the Option if it is exercised:-

      (a) in accordance with the rules of the Scheme (as amended from time to time with the consent of the Inland Revenue) at a time when the Scheme is approved by the Inland Revenue; and

      (b) more than three years after the date of grant or, if earlier, upon the death of the Optionholder; and

      (c) (except when exercised upon the death of the Optionholder) not less than three years after the exercise, in whole or in part, of any option (whether under this Scheme or any other scheme, other than a savings-related share option scheme, approved under Schedule 9 of the Income and Corporation Taxes Act, 1988) in circumstances where the Optionholder qualifies for such favourable tax treatment.

      Further, provided an Option is exercised within these statutory time limits no charge to income tax will arise on any subsequent growth in value of the shares acquired. If the Option is not so exercised then, under current tax rules, income tax will normally then be charged on the amount of the difference between the total exercise price paid and the market value of the shares acquired at that time.

5. IMPORTANT. NEITHER THE COMPANY NOR THE GRANTOR UNDERTAKES TO ADVISE YOU ON THE TAX CONSEQUENCES OF EXERCISING YOUR OPTION. IF YOU ARE UNSURE OF THE TAX LIABILITIES WHICH MAY ARISE, YOU SHOULD TAKE APPROPRIATE PROFESSIONAL ADVICE BEFORE EXECUTING YOUR OPTION.

6. An Optionholder whether or not a director of any company shall not be entitled to exercise an Option at any time when to do so would contravene the provisions of the Company's Code governing share dealings by directors and employees.